EXHIBIT 99.2

For Immediate Release

NASDAQ NOTIFIES CONSOLIDATED WATER CO. LTD.
OF COMPLIANCE WITH MARKETPLACE RULE 4310(c)(14)

GEORGE TOWN, Cayman Islands, B.W.I. (April 27, 2005) – Consolidated Water Co. Ltd. (the “Company”) (Nasdaq National Market: “CWCOE”) received notice from the staff of Nasdaq on April 26, 2005 that the Company complied with Nasdaq Marketplace Rule 4310(c)(14) when the Company filed its Form 10-K for the period ended December 31, 2004 with the Securities and Exchange Commission. The Nasdaq staff further advised the Company that the matter relating to the delisting of the Company’s ordinary shares from The Nasdaq National Market is closed, and that the trading symbol for the Company’s ordinary shares will be changed from CWCOE to CWCO at the opening of business on April 28, 2005.

Consolidated Water Co. Ltd. is engaged in the development and operation of seawater conversion plants and/or water distribution systems in areas of the world where naturally occurring supplies of potable water are scare or non-existent. The Company currently operates water production and/or distribution facilities in the Cayman Islands, the British Virgin Islands, Barbados, Belize and The Commonwealth of the Bahamas.

For further information, please contact: Frederick W. McTaggart, President, at (345) 945-4277 or
via e-mail at info@cwco.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via e-mail at
info@rjfalkner.com